Exhibit 99.4

ITEM 15.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following documents are filed as a part of this Form 8-K.

(a) (1) Financial Statements

(1) Page

Report of Independent Registered Public Accounting Firm	F-1

Consolidated Balance Sheets at December 31, 2015 and 2014	F-2

Consolidated Statements of Operations for each of the three years in the period ended December 31, 2015	F-4

Consolidated Statements of Stockholders' Equity for each of the three years in the period ended December 31, 2015	F-5

Consolidated Statements of Cash Flows for each of the three years in the period ended December 31, 2015	F-6

Notes to Consolidated Financial Statements	F-8

Quarterly Financial Data (Unaudited)	F-52

Supplemental Natural Gas Disclosures (Unaudited)	F-55

(a) (2) Financial Statement Schedule

The Company has included the following schedule in this report:

II - Valuation and Qualifying Accounts	F-58

(1)	Page numbers listed herein refer to the respective pages in Exhibit 99.3 attached to this Form 8-K.